Exhibit 10.8

WEBSITE/SOFTWARE SERVICES AGREEMENT

This WEBSITE Software Services Agreement (the “Agreement”) is entered into effective as of the 1st day of January 2016 (the ‘Effective Date”), by and between UPAY, Inc., a Nevada corporation located at 3010 LBJ Fwy Suite 1200, Dallas Texas 75234, (the “Company”) and Twin Harbor Web Solutions, Inc, EIN: 20-2270610, a company located in New York and registered in New York (“Twin Harbor’) with an address of:

29 Creek Road
Bayville, NY 11709

UPAY and Twin Harbor may also be referred to individually as a “Party” or collectively “Parties.”

RECITALS

WHEREAS, UPAY, Inc. is a company located at 3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234 and incorporated in Nevada.

WHEREAS, Twin Harbor Web Solutions, Inc. (“Twin Harbor), a New York corporation, is a software development company and website development company located at 29 Creek Road, Bayville, New York 11709.

WHEREAS, the Company is in need of Twin Harbor’s services as described below.

WHEREAS, Twin Harbor will use its best efforts to develop an integrated master website for the Company to offer its customers the services described below.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties agree to the following terms and conditions.

AGREEMENT

1.  Whereas Clauses. The above whereas clauses are incorporated as terms into the Agreement.

2.  Description of Services.

Beginning on January 01, 2016, Twin Harbor will provide the below listed services and/or materials (collectively, the “Services”):

(a) Website Design, Basic Website Setup.

Websites are being created for third party customers, hereafter known as “Customers”. The main, entry-level offering will consist of a website that includes Waypoint and all standard features, as well as all the APCAS web service plugins and its related features that will be added and updated from time to time.

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Each site will include:

•	Client selection from a list of available website templates.
•	Page management and editing features.
•	User management.
•	Picture galleries
•	File libraries.
•	Testimonials.
•	ACPAS web service Plugins.
•	6 Standard pages.

Customizations that will be included:

•	Logo can be changed. Client must provide logo. If no logo is available, a text-based logo will be used.
•	Custom colors. Each template will have a default color scheme that can be customized to match a customer’s brand image.
•	Page text can be customized by clients on their new site.
•	Clients can use the features in Waypoint to make additional changes, including adding pages and pictures.

(b) ACPAS Web Design - Service Description and Information

About Waypoint

Waypoint is an ASP.net-based content management system offered by Twin Harbor Web Solutions to UPAY and will include:

Picture Galleries

Display event photos with the easy to use picture gallery feature. Just create a new gallery and upload pictures and you’re done. Thumbnails and display pages arc set up automatically. Additionally, latest pictures can be configured to rotate on the home page.

News Feed

A news feed will be set up to allow for fast, easy posting of news and other information. The home page will display the most recent posts, and a news archive page will display all previous posts. When a new post is added, these pages update automatically. When adding a post, users will add a title and body of the post, and specify any categories.

Rich Text Editor

Edit all your website content using a simple, yet powerful Rich Text Editor. You’ll find editing your website content is very similar to working with most common word processing programs such as Microsoft Word.

Formatted Content

Editing specially formatted content, such as carousels, will not work in a rich text editor because these elements require specialty html and css code to function. To solve this problem, Waypoint includes a formatted content system. Content types can be generated when the site design is built, allowing for adding, editing, and reordering elements.

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Drag and Drop

Rearrange content and widgets on your website pages easily by dragging and dropping them on the page. Organizing content on your web pages is quick and easy!

User Management

You can easily create user accounts for your staff and choose how much access they have. You can even make members-only areas of the website that require an account to log in. The user management features in Waypoint are robust and include encrypted passwords, multiple and custom role selections, self-service password reset, custom page permissions, and more!

Contact Form

Waypoint includes an email contact form to allow website visitors to quickly send an email to the website owner. This can be included on the Contacts page.

File Library

The File Library tool will allow staff to add new documents to the site for visitors to download. This makes it quick and easy to update the site with the latest information.

Waypoint is a Platform

Waypoint is more than just a content management system; it is easily extensible by using our simple plugin methodology, which means your Waypoint site can grow over time. Plugins allow for custom. Net software to be added into the website. Screens can be added to the admin area with their own menus. Widgets can be added for use on the public-facing website.

Main section:

Basic Website Setup

The main, entry-level offering will consist of a website that includes Waypoint and all standard features, as well as the APCAS plugin and its related features.

Each site will include:

•	Page management and editing features.
•	User management.
•	Picture galleries.
•	File libraries.
•	Testimonials.
•	ACPAS Plugin to all web service integration functions.
•	6 Standard pages.

Customizations that will be included:

•	Logo can be changed. Client must provide logo. If no logo is available, a text-based logo will be used.
•	Custom colors. Each template will have a default color scheme that can be customized to match a customer’s brand image.
•	Page text can be customized by clients on their new site.
•	Clients can use the features in Waypoint to make additional changes, including adding pages and pictures.

If additional changes are needed, custom work will be offered on an hourly basis.

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Website Hosting

Hosting will be provided by Twin Harbor for all websites. The standard hosting package includes:

•	Waypoint.
•	Storage space up to 1GB.
•	Data transfer up to 3GB per month.
•	SSL Certificate.

$35/month, to be billed annually.

Domain names am also available. .com, .net, .org extensions for $25/year. Prices vary for specialty extensions.

(c) Custom Designed Sites

For clients who prefer a custom web design, Twin Harbor will also provide a complete web design service. After initial discussion with the client about their brand image and website goals, Twin Harbor will provide mockup images via email, showing how the site will look with sample content. This design can be discussed and changed as needed. Once approved, Twin Harbor will build the website using this design. All pages and content will be created. All original artwork will be provided upon request.

These services will be performed at the following address: 29 Creek Road, Bayville, New York 11709.

3.  Further Terms Applicable to Twin Harbor’s Services

In accordance with the terms and conditions set forth in this Agreement: (a) Twin Harbor will use its best efforts to develop the Website and the Services stated above; (b) both Parties agrees to not disclose any confidential information of the other Party and further agrees to take appropriate action to prevent such disclosure by its employees and agents; (c) the confidentiality covenants shall survive the termination or cancellation of this Agreement.

4.  Payment for Services.

(a)  In exchange for the Services, UPAY will pay Twin Harbor $750 for each client’s website setup. Payment will be made when the Services are completed.

(b)  Hosting will be provided by Twin Harbor for all websites. Hosting fees will be paid by the customer.

(c)  $35/month, to be billed annually.

Domain names are also available: .com, .net, .org extensions are priced at $25/year. Prices vary for specialty extensions.

(d)  The Company will pay Twin Harbor an initial $2,000 payment to build the master website and the plugin with all the Company’s web services.

(e)  There will be a once off charge per customer for initial customization from the master website to their own website of $750 and the hosting service provided am optional as well as specific further development on request per quote.

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(f) Upon completion of the master website with all its plugins, the Company will issue to Twin Harbor, common stock shares of the Company with a total value of $3,000. The valuation criteria is 30,000 shares at 10c per share.

5.  Twin Harbor’s Representations and Warranties.

Twin Harbor represents and warrants that: (a) Twin Harbor is a New York corporation with authority to transact business in Texas; (b) Twin Harbor has the power and authority to enter into and perform this Agreement and is not prohibited from entering into this Agreement or discharging and performing all covenants and obligations to be performed under and pursuant to this Agreement; (c) the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of Twin Harbor with the provisions of this Agreement will not conflict with or constitute a breach or a default under or require any consent, license or approval that has not been obtained pursuant any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction, decree, determination or other instrument of legal requirement of any court or agency of any government body.

6.  Expenses.

Twin Harbor will be responsible for all expenses pertaining to their services and the Company will not pay any incurred or projected expenses to Twin Harbor.

7.  Completion.

Twin Harbor and the client agree to work together to complete the Website in a timely manner.

8.  Indemnity and Insurance.

Twin Harbor agrees to indemnify and hold harmless UPAY, Owner, Design Professionals, and their respective agents and assigns from all claims, losses, damages, expenses, fees including attorney fees, costs, settlements and judgments arising out of the performance of Twin Harbor or resulting in whole or in part from the actual or alleged acts, omissions, or breaches of this Subcontract by Twin Harbor, or the violation of any relevant laws by Twin Harbor or its employees, agents or others under its control while performing the Services under this subcontract.

9.  Change Orders.

If a customer requests or requires any change either expanding or limiting the work to be performed under the Original Contract, Twin Harbor shall accept such change orders. UPAY agrees to provide Twin Harbor with written notice of any such change orders as soon as practical after UPAY receives such notice. Any resulting increase or decrease in the subcontract price provided for in Paragraph 2 must be in writing, mutually agreed to, and signed by both parties. If the parties are unable to reach an agreement regarding any price adjustment for a change order, Twin Harbor will proceed with the change order work and the matter shall be submitted to arbitration under the laws of New York within thirty days from the issuance of the change order. Such arbitration shall set the change order price allowing UPAY a reasonable profit, after considering direct costs and reasonable overhead expenses.

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10.  Unforeseen Conditions and Acts of God.

a.  Reasonable additional, unexpected costs directly related to an existing, concealed condition or other situation that may be revealed during construction, shall be the sole responsibility of UPAY. Further, Twin Harbor shall not be held responsible for reasonable delays caused by such conditions.

b.  This Agreement is subject to force majeure, including without limitation, accidents, acts of God, fire, explosion, vandalism, storm, weather conditions, labor strikes, orders or acts of military or civil authority, national emergencies, insurrections, riots, wars, or other delays beyond the reasonable control of the parties. Twin Harbor shall not be held responsible for reasonable delays caused by such events, but shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance.

c.  Nothing in this Agreement shall preclude Twin Harbor’s claims for recovery of delay damages caused by UPAY, Owner, Design Professionals or parties other than Subcontractor, its employees, agents or others under Subcontractor’s control on this project.

11.  Default.

The occurrence of any of the following shall constitute a material default under this Agreement:

a.  The failure of UPAY to make a required payment when due.

b.  The insolvency or bankruptcy of either party.

c.  The subjection of any of either party’s property to any levy, seizure, general assignment for the benefit of creditors, application or sale for or by any creditor or government agency.

d.  The failure of Twin Harbor to deliver the Services in the time and manner provided for in this Agreement.

12.  Remedies on Default.

In addition to any and all other rights available according to law, if either party defaults by failing to substantially perform any material provision, term or condition of this Agreement (including without limitation the failure to make a monetary payment when due), the other party may elect to terminate this Agreement if the default is not cured within ten days after providing written notice to the defaulting party. The notice shall describe with sufficient detail the nature of the default.

13.  Relationship of the Parties.

The provisions of this Agreement are not intended to create, nor shall be deemed or construed to create, any joint venture, partnership or other relationship between UPAY and Twin Harbor other than that of independent entities contracting with each other sold for the purpose of carrying out the provisions of this Agreement. Neither of the parties to this Agreement, nor any of their respective employees, agents, or other representatives, shall be construed to be the agent, employee or representative of the other party. Neither party shall have the authority to bind the other party nor shall a party be responsible for the acts or omissions of the other party, unless otherwise stated in this Agreement. Similarly, Twin Harbor expressly acknowledges that Twin Harbor is not an agent, employee or representative of the customer and covenants to represent itself accordingly.

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14.   Notices.

Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the addresses listed above or to such other address as one party may have furnished to the other in writing. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

15.  Entire Agreement.

This Agreement contains the entire Agreement of the parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written.

16.  Waiver.

No waiver by either party of any breach of this Agreement shall be deemed to waive any other breach. No acceptance of payment or performance after any breach shall be deemed a waiver of any breach. No failure or delay to exercise any right by a party upon another’s default shall prevent that party from later exercising that right, nor shall such failure or delay operate as a waiver of any default

17.  Severability.

If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

18.  Amendment.

This Agreement may be modified or amended only if made in writing and signed by both parties.

19.  Applicable Law. This Agreement shall be governed by the laws of the State of New York.

20.  Assignment.

Neither party may assign or transfer this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

21.  Dispute Resolution.

The parties will attempt to resolve any dispute arising out of or relating to this Agreement through friendly negotiations amongst the parties. If the matter is not resolved by negotiation, the parties will resolve the dispute using the below Alternative Dispute Resolution (ADR) procedure.

Any controversies or disputes arising out of or relating to this Agreement, other than those described in the Section entitled “Change Orders,” will be submitted to mediation in accordance with any statutory rules of mediation in the State of New York. If mediation does not successfully resolve the dispute, the parties may proceed to seek an alternative form of resolution in accordance with any other rights and remedies afforded to them by law.

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22.  Binding Effect.

This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, representatives, successors and assigns.

23.  Signatories.

This Agreement shall be signed by Wouter Fouche, CEO on behalf of UPAY, Inc. and by Michael McCloy, CEO on behalf of Twin Harbor Web Solutions, Inc. and shall be effective as of the date first written above.

SUBCONTRACTOR:

Twin Harbor Web Solutions, Inc.

By:	/s/ Michael McCloy
Michael McCloy
CEO

GENERAL CONTRACTOR:

By:	/s/ Jaco Fölscher
Jaco Fölscher
PRESIDENT UPAY, Inc

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